Exhibit 99.1

Lantheus Reports Second Quarter 2026 Financial Results

•
Worldwide revenue of $388.2 million in the second quarter of 2026
•
GAAP fully diluted earnings per share of $1.11, compared to $1.12 in the second quarter of 2025
•
Adjusted fully diluted earnings per share of $1.55, compared to $1.57 in the second quarter of 2025
•
Announced on August 3, 2026 that it has entered into a definitive agreement to merge with Curium under which Curium US Holdings LLC will acquire all outstanding shares in an all-cash transaction that represents a total transaction value of up to approximately $8.0 billion

BEDFORD, Mass., August 6, 2026 (GLOBE NEWSWIRE) -- Lantheus Holdings, Inc. (Lantheus or the Company) (NASDAQ: LNTH), the leading radiopharmaceutical-focused company committed to enabling clinicians to Find, Fight and Follow disease to deliver better patient outcomes, today reported financial results for its second quarter ended June 30, 2026.

In addition, and as previously announced, Lantheus entered into a definitive agreement on August 3, 2026 to merge with Curium under which Curium US Holdings LLC will acquire all outstanding shares of Lantheus for $102.50 per share in cash at closing, plus non-transferable Contingent Value Rights (“CVRs”) providing for up to $12.00 per share in potential additional cash payments, subject to achievement of specified commercial milestones for Lantheus’ products through 2030. The transaction represents a total per share consideration of up to $114.50 and a total transaction value of up to approximately $8.0 billion. Together, Curium and Lantheus are positioned to create a radiopharmaceutical company spanning diagnostics and therapeutics, with the infrastructure and capabilities to serve patients in more than 70 countries. The Board of Directors of Lantheus has unanimously approved the transaction. Additional information regarding the transaction is available in the Company’s Current Report on Form 8-K filed with the SEC on August 4, 2026.

In connection with the pending transaction, Lantheus is suspending its previously issued full year 2026 financial guidance and will not be hosting a conference call in connection with its second quarter 2026 results.

Summary Financial Results

	Three Months Ended June 30,
(in millions, except per share data - unaudited)	2026	2025	% Change
Worldwide revenue	$388.2	$378.0	2.7%
GAAP net income	$75.0	$78.8	(4.7%)
GAAP fully diluted earnings per share	$1.11	$1.12	(0.9%)
Adjusted net income (non-GAAP)	$104.9	$110.6	(5.1%)
Adjusted fully diluted earnings per share (non-GAAP)	$1.55	$1.57	(1.3%)

Second Quarter 2026

•
Worldwide revenue increased 2.7% to $388.2 million compared to the same period in 2025.
•
Sales of PYLARIFY were $240.4 million, a decrease of 4.1%.
•
Sales of Neuraceq were $39.6 million.
•
Sales of DEFINITY were $88.3 million, an increase of 5.2%.
•
Operating income increased 13.9% to $100.2 million. Adjusted operating income (non-GAAP) decreased 6.9% to $142.0 million.
•
Fully diluted earnings per share decreased 0.9% to $1.11, compared to fully diluted earnings per share of $1.12 in the prior year period. Adjusted fully diluted earnings per share (non-GAAP) decreased 1.3% to $1.55, compared to $1.57 in the prior year period.

•
Net cash provided by operating activities and free cash flow were $92.2 million and $89.9 million, respectively.

Balance Sheet

•
At June 30, 2026, the Company's cash and cash equivalents were $593.3 million, compared to $359.1 million at December 31, 2025.
•
The Company currently has access to up to $750.0 million from a revolving line of credit.

About Lantheus

Lantheus is the leading radiopharmaceutical-focused company, delivering life-changing science to enable clinicians to Find, Fight and Follow disease to deliver better patient outcomes. Headquartered in Massachusetts with offices in New Jersey, Canada, Germany, Switzerland, Sweden and the United Kingdom, Lantheus has been providing radiopharmaceutical solutions for 70 years. For more information, visit www.lantheus.com.

Internet Posting of Information

The Company routinely posts information that may be important to investors in the “Investors” section of its website at www.lantheus.com. The Company encourages investors and potential investors to consult its website regularly for important information about the Company.

Non-GAAP Financial Measures

The Company uses non-GAAP financial measures, such as adjusted net income and its line components; adjusted fully diluted net income per share; adjusted operating income, and free cash flow. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. However, these measures may exclude items that may be highly variable, difficult to predict and of a size that could have a substantial impact on the Company’s reported results of operations for a particular period. Management uses these and other non-GAAP measures internally for evaluation of the performance of the business, including the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.

Additional Information and Where to Find It

In connection with the proposed acquisition of the Company by Curium US Holdings LLC (“Parent”), the Company intends to file a preliminary and definitive proxy statement. The definitive proxy statement and proxy card will be delivered to the stockholders of the Company in advance of the special meeting relating to the proposed acquisition. This document is not a substitute for the proxy statement or any other document that may be filed by the Company with the Securities and Exchange Commission (the “SEC”). THE COMPANY’S STOCKHOLDERS AND INVESTORS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS FILED BY EACH OF PARENT AND THE COMPANY WITH THE SEC IN CONNECTION WITH THE PROPOSED ACQUISITION OR INCORPORATED BY REFERENCE THEREIN BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION AND THE PARTIES TO THE PROPOSED ACQUISITION. Investors and security holders will be able to obtain a free copy of the proxy statement and such other documents containing important information about the Company and Parent, once such documents are filed with the SEC, through the website maintained by the SEC at www.sec.gov. The Company makes available free of charge at its website at https://investor.lantheus.com/ copies of materials it files with, or furnishes to, the SEC.

Participants in the Solicitation

The Company, Parent and certain of their respective directors, executive officers and employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed acquisition. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, which was filed with the SEC on February 26, 2026, and its definitive proxy statement for the 2026 annual meeting of its stockholders, which was filed with the SEC on March 20, 2026. To the extent holdings of the Company’s securities by its directors or executive officers have changed since the amounts set forth in such 2026 proxy statement, such changes have been or will be reflected on Initial Statements of Beneficial Ownership of Securities on Form 3 or Statements of Changes in Beneficial Ownership of Securities on Form 4 filed with the SEC. Additional information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be included in the definitive proxy statement relating to the proposed acquisition when it is filed with the SEC. These documents (when available) may be obtained free of charge from the SEC’s website at www.sec.gov and the Company’s website at https://investor.lantheus.com/. The contents of the websites referenced herein are not deemed to be incorporated by reference into the proxy statement.

Safe Harbor for Forward-Looking and Cautionary Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by their use of terms such as “advance,” “believe,” “continue,” “could,” “driving,” “expect,” “guidance,” “maintain,” “may,” “on track,” “plan,” “potential,” “predict,” “progress,” “should,” “target,” “will,” “would” and other similar terms. Such forward-looking statements include our guidance for the fiscal year 2026 and our plans to successfully execute on the commercialization of marketed products, ensure launch readiness for new products, advance a focused late-stage pipeline, and allocate capital thoughtfully, and our focus mainly on our radiodiagnostic business and pursuing value-maximizing alternatives for our radiotherapeutic assets, and are based upon current plans, estimates and expectations that are subject to risks and uncertainties that could cause actual results to materially differ from those described in the forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation that such plans, estimates and expectations will be achieved. Readers are cautioned not to place undue reliance on the forward-looking statements contained herein, which speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. Risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements include: (i) continued market expansion, penetration and reimbursement for our established commercial products, particularly PYLARIFY, DEFINITY and Neuraceq, in a competitive environment and our ability to clinically and commercially differentiate our products; (ii) our ability to complete the technology transfer across our positron emission tomography (“PET”) manufacturing facilities (“PMF”) network for PYLARIFY TruVu, the new formulation of our F-18 prostate-specific membrane antigen (“PSMA”) PET imaging agent approved by the U.S. Food and Drug Administration (“FDA”) on March 6, 2026, to obtain FDA approval for each PMF to manufacture PYLARIFY TruVu, to obtain adequate coverage and payment, including transitional pass-through payment status (“TPT Status”), for PYLARIFY TruVu, to have payers add Healthcare Common Procedure Coding System (“HCPCS”) coding to their systems on a timely basis and to have customers adopt PYLARIFY TruVu; (iii) the availability of raw materials, key components, equipment, manufacturing time slots, either used in the production of our products and product candidates, or by customers of our products and product candidates, including, but not limited to PET scanners for PYLARIFY, PYLARIFY TruVu, Neuraceq, MK-6240, LNTH-2501 and NAV-4694; (iv) our ability to have third parties manufacture our products and product candidates and our ability to manufacture DEFINITY in our in-house manufacturing facility, in amounts and at the times needed; (v) our ability to satisfy our obligations under our existing clinical development partnerships using Neuraceq, MK-6240 or NAV-4694 and other assets as a research tool and under the license agreements through which we have rights to those assets, and to further develop and commercialize MK-6240 and NAV-4694 as approved products; (vi) our ability to continue to successfully integrate acquisitions, including of Lantheus Biosciences, which could be impacted by unforeseen expenses related to integration activities, the potential for unforeseen liabilities within that business, the ability to integrate disparate information technology systems, retain key talent and create a merged corporate culture that successfully realizes the full potential of the combined organization; (vii) our ability to obtain FDA approval for LNTH-2501, our investigational kit for the preparation of Gallium-68 edotreotide injection, which has been studied for use in conjunction with a PET scan to stage and localize neuroendocrine tumors in adult and pediatric patients, including resolving certain unresolved facility inspection-related conditions identified in the Complete Response Letter issued by the FDA on June 26, 2026, and to successfully commercialize LNTH-2501, if approved; (viii) our ability to obtain final FDA approval for PNT2003, which received FDA tentative approval earlier this year, to successfully defend the favorable District Court ruling invalidating all patents asserted by ADACAP, which is currently on appeal before the Court of Appeals for the Federal Circuit, and the timing, execution and success of the launch and commercialization of PNT2003, if approved; (ix) the cost, efforts and timing for clinical development, manufacturing, regulatory approval, adequate coding, coverage and payment and successful commercialization of our newly approved products, product candidates and new clinical applications and territories for our products, in each case, that we or our strategic partners may undertake, including those investigational assets for which FDA approval has been obtained or is anticipated to be obtained this year; (x) the timing, execution, and success of our strategic program to simplify and streamline our operations so we can focus mainly on our radiodiagnostic business and pursue value-maximizing alternatives for our radiotherapeutic assets, (xi) our ability to identify opportunities to collaborate with strategic partners and to acquire or in-license additional product opportunities in oncology, neurology and other strategic areas and continue to grow and advance our pipeline of products; (xii) the timing and outcome of alleged stockholder actions filed against us; (xiii) the effect that changes to management, including the recent turnover in our leadership and senior management team, could have on our business; (xiv) our ability and the ability of Curium US Holdings LLC to complete the transactions contemplated by the Merger Agreement, including the parties’ ability to satisfy the closing conditions in the agreement; (xv) statements about the expected time frame for completing the proposed acquisition of us by Curium US Holdings LLC; (xvi) our and Curium US Holdings LLC’s beliefs and expectations and statements about the benefits sought to be achieved by the proposed acquisition; (xvii) the potential effects of the proposed acquisition on us and Curium US Holdings LLC; (xviii) the possibility of any termination of the Merger Agreement; and (xix) the risk and uncertainties discussed in our filings with the Securities and Exchange Commission (including those described in the Risk Factors section in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q).

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

- Tables Follow -

Lantheus Holdings, Inc.

Consolidated Statements of Operations

(in thousands, except per share data – unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenues	$388,180	$378,045	$765,513	$750,809
Cost of goods sold	146,325	137,034	292,736	272,098
Gross profit	241,855	241,011	472,777	478,711
Operating expenses
Sales and marketing	82,805	41,041	135,489	83,544
General and administrative	20,633	66,515	78,166	123,331
Research and development	38,202	45,489	77,581	81,803
Total operating expenses	141,640	153,045	291,236	288,678
Operating income	100,215	87,966	181,541	190,033
Interest expense	4,915	4,917	9,779	9,721
Investment in equity securities - unrealized loss (gain)	9,536	(14,573)	(5,369)	289
Gain on sale of business, net of transaction costs	(199)	—	(59,527)	—
Other income, net	(7,862)	(6,895)	(13,572)	(21,023)
Income before income taxes	93,825	104,517	250,230	201,046
Income tax expense	18,796	25,762	56,784	49,346
Net income	$75,029	$78,755	$193,446	$151,700
Net income per common share:
Basic	$1.15	$1.15	$2.98	$2.21
Diluted	$1.11	$1.12	$2.91	$2.14
Weighted average common shares outstanding:
Basic	65,160	68,516	64,949	68,591
Diluted	67,518	70,312	66,379	70,896

Lantheus Holdings, Inc.

Consolidated Revenues Analysis

(in thousands, except percent data – unaudited)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2026	2025	Change $	Change %	2026	2025	Change $	Change %
PYLARIFY	$240,366	$250,642	$(10,276)	(4.1)%	$481,290	$508,296	$(27,006)	(5.3)%
Total oncology	240,366	250,642	(10,276)	(4.1)%	481,290	508,296	(27,006)	(5.3)%
Neuraceq	39,616	—	39,616	100.0%	75,055	—	75,055	100.0%
Total neurology	39,616	—	39,616	100.0%	75,055	—	75,055	100.0%
DEFINITY	88,279	83,939	4,340	5.2%	172,906	163,150	9,756	6.0%
Total cardiology	88,279	83,939	4,340	5.2%	172,906	163,150	9,756	6.0%
Strategic partnerships and other	19,919	11,590	8,329	71.9%	36,262	22,337	13,925	62.3%
SPECT	—	31,874	(31,874)	(100.0)%	—	57,026	(57,026)	(100.0)%
Total revenues	$388,180	$378,045	$10,135	2.7%	$765,513	$750,809	$14,704	2.0%

Lantheus Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share and percent data – unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income	$75,029	$78,755	$193,446	$151,700
Stock and incentive plan compensation	20,008	22,321	36,049	43,519
Amortization of acquired intangible assets	16,723	7,971	33,446	15,987
Contingent consideration fair value adjustments	(31,397)	—	(31,755)	—
Non-recurring fees	1,874	155	9,285	2,633
Gain on sale of business, net of transaction costs	(199)	—	(59,527)	—
Strategic collaboration and license costs	368	10,000	237	15,413
Investment in equity securities - unrealized loss (gain)	9,536	(14,531)	(5,369)	331
Acquisition, integration and divestiture-related items	(3,262)	22,921	3,103	27,672
Other	33,039	1,238	33,131	(3,154)
Income tax effect of non-GAAP adjustments(a)	(16,773)	(18,206)	(11,299)	(34,002)
Adjusted net income	$104,946	$110,624	$200,747	$220,099
Adjusted net income, as a percentage of revenues	27.0%	29.3%	26.2%	29.3%

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net income per share - diluted	$1.11	$1.12	$2.91	$2.14
Stock and incentive plan compensation	0.30	0.32	0.54	0.61
Amortization of acquired intangible assets	0.25	0.11	0.50	0.23
Contingent consideration fair value adjustments	(0.47)	—	(0.48)	—
Non-recurring fees	0.03	0.00	0.14	0.04
Gain on sale of business, net of transaction costs	(0.00)	—	(0.90)	—
Strategic collaboration and license costs	0.01	0.14	0.00	0.22
Investment in equity securities - unrealized loss (gain)	0.14	(0.21)	(0.08)	0.00
Acquisition, integration and divestiture-related items	(0.05)	0.33	0.05	0.39
Other	0.49	0.02	0.50	(0.05)
Income tax effect of non-GAAP adjustments(a)	(0.25)	(0.26)	(0.17)	(0.48)
Adjusted net income per share - diluted(b)	$1.55	$1.57	$3.02	$3.10
Weighted-average common shares outstanding - diluted	67,518	70,312	66,379	70,896

(a)
Represents the estimated income tax effect of the adjustments between GAAP net income and adjusted net income (non-GAAP).
(b)
Amounts may not add due to rounding.

Lantheus Holdings, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures (Continued)

(in thousands, except per share and percent data – unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Operating income	$100,215	$87,966	$181,541	$190,033
Stock and incentive plan compensation	20,008	22,321	36,049	43,519
Amortization of acquired intangible assets	16,723	7,971	33,446	15,987
Contingent consideration fair value adjustments	(31,397)	—	(31,755)	—
Non-recurring fees	1,874	155	9,285	2,633
Strategic collaboration and license costs	368	10,000	237	15,413
Acquisition, integration and divestiture-related items	1,185	22,921	9,229	27,672
Other	33,039	1,238	33,131	1,573
Adjusted operating income	$142,015	$152,572	$271,163	$296,830
Adjusted operating income, as a percentage of revenues	36.6%	40.4%	35.4%	39.5%

Lantheus Holdings, Inc.

Reconciliation of Free Cash Flow

(in thousands – unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$92,203	$87,106	$217,330	$194,669
Capital expenditures	(2,335)	(7,961)	(5,561)	(16,679)
Free cash flow	$89,868	$79,145	$211,769	$177,990

Net cash (used in) provided by investing activities	$(2,023)	$(232,472)	$23,963	$(296,190)
Net cash provided by (used in) financing activities	$4,505	$(98,413)	$(7,118)	$(116,632)

Lantheus Holdings, Inc.

Condensed Consolidated Balance Sheets

(in thousands – unaudited)

	June 30,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$593,298	$359,121
Accounts receivable, net	352,887	358,640
Inventory, net	57,551	64,674
Income tax receivable	1,169	15,387
Other current assets	22,154	21,400
Assets held for sale	—	80,742
Total current assets	1,027,059	899,964
Investment in equity securities	118,980	42,213
Long-term notes receivable	24,526	—
Property, plant and equipment, net	153,270	163,686
Intangibles, net	689,335	722,779
Goodwill	239,050	239,517
Deferred tax assets, net	102,723	109,196
Other long-term assets	59,719	50,044
Total assets	$2,414,662	$2,227,399
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt and other borrowings	$697	$738
Accounts payable	48,109	42,906
Accrued expenses and other current liabilities	286,871	267,307
Liabilities held for sale	—	22,468
Total current liabilities	335,677	333,419
Asset retirement obligations	140	138
Long-term debt and other borrowings, net of current portion	570,354	568,678
Long-term deferred tax liabilities	54,057	54,246
Long-term contingent consideration liabilities, net of current portion	51,122	73,255
Other long-term liabilities	91,534	107,866
Total liabilities	1,102,884	1,137,602
Total stockholders’ equity	1,311,778	1,089,797
Total liabilities and stockholders’ equity	$2,414,662	$2,227,399

Contacts:

Mark Kinarney

Vice President, Investor Relations

978-671-8842

ir@lantheus.com

Melissa Downs

Executive Director, External Communications

646-975-2533

media@lantheus.com